Exhibit 99.1

News Release

Contact: Michael Mitchell, 513-784-8959, mmitchell@chiquita.com

CHIQUITA REPORTS 2ND QUARTER 2006 NET INCOME OF $23 MILLION, $0.54 EPS

Company Posts Improved Results in North American Bananas and at Fresh Express,

Offset by Lower Banana Pricing and Higher Tariffs in Europe

CINCINNATI – Aug. 3, 2006 – Chiquita Brands International, Inc. (NYSE: CQB) today reported second quarter 2006 net income of $23 million, or $0.54 per diluted share. The company reported net income of $64 million, or $1.36 per diluted share, in the year–ago quarter.

“The new banana import regime has presented us with challenges in Europe this year, particularly when compared to the pricing we achieved in that market in 2005,” said Fernando Aguirre, chairman and chief executive officer. “However, we continue to sustain our premium versus the competition as we attempt to pass through higher tariffs and industry-related cost increases.”

Aguirre continued, “In North America, banana pricing showed meaningful improvement year-over-year, and we continued our expansion into higher-margin convenience outlets. Finally, we are very pleased with the growth, innovation and profit improvements at Fresh Express, which has proven that it is a perfect fit with Chiquita’s overall vision to become a consumer-driven leader in healthy fresh foods.”

QUARTERLY FINANCIAL HIGHLIGHTS

•	Net sales were $1.2 billion, up 21 percent from $1.0 billion in the second quarter 2005. The increase resulted primarily from the acquisition of Fresh Express and higher banana pricing in North America, partly offset by lower banana pricing in Europe and lower banana volume in both Europe and North America.

•	Operating income was $45 million, compared to $75 million in the year-ago period. Regulatory changes in the European banana market, which have resulted in lower local pricing and increased tariffs, as well as higher fuel and other industry costs more than offset higher North American banana pricing and profit improvements in retail value-added salads.

•	Operating cash flow was $71 million, compared to $123 million in the year-ago period.

•	Total debt was $992 million at June 30, 2006, compared to $997 million at Dec. 31, 2005, and cash was $92 million at June 30, 2006, compared to $89 million at year-end 2005.

QUARTERLY SEGMENT RESULTS

(All comparisons below are to the second quarter of 2005, unless otherwise specified.)

Bananas

In the company’s Banana segment, which includes the sourcing, transportation, marketing and distribution of bananas, net sales were $512 million, down 10 percent from $571 million, and operating income was $26 million, compared to $73 million.

Banana operating income was adversely affected by:

•	$38 million from lower European local banana pricing, attributable in part to increased banana volumes that have entered the market, encouraged by regulatory changes that expanded the duty preference for African and Caribbean suppliers and eliminated quota limitations for Latin American fruit.

•	$18 million of net incremental costs associated with higher banana import tariffs in the European Union. This consisted of approximately $31 million of incremental tariff costs, reflecting the duty increase to €176 from €75 per metric ton effective Jan. 1, 2006, offset by approximately $13 million of expenses incurred in the second quarter of 2005 to purchase banana import licenses, which are no longer required.

•	$11 million of industry cost increases for fuel, fruit and ship charters.

•	$8 million of higher sourcing, logistics and other costs for replacement fruit due to banana volume shortfalls caused by Hurricane Stan and Tropical Storm Gamma, which occurred in the fourth quarter 2005.

These adverse items were offset in part by:

•	$13 million benefit from the impact of European currency, as outlined in Exhibit C.

•	$10 million from higher pricing in North America.

•	$7 million of net cost savings in the Banana segment.

For further details on banana volume and pricing, see Exhibits A and B.

Fresh Select

In the company’s Fresh Select segment, which includes the sourcing, marketing and distribution of whole fresh fruits and vegetables other than bananas, net sales were $385 million, down 6 percent from $408 million. Operating income was $3 million, compared to $4 million in the 2005 second quarter. Year-over-year improvements in the company’s European Fresh Select operations were more than offset by lower pricing as well as currency-related declines at the company’s Chilean operations.

Fresh Cut

Substantially all of the 2006 revenue and operating income in the company’s Fresh Cut segment, which includes packaged salads and fresh-cut fruit, can be attributed to the acquisition of Fresh Express. Second quarter 2006 net sales were $314 million, up from $21 million in 2005, and operating income was $17 million, compared to an operating loss of $3 million in 2005. Second quarter 2005 results include Fresh Express’ operating results only from the June 28, 2005, acquisition date.

On a pro forma basis as if the company had completed its acquisition of Fresh Express on March 31, 2005, there was a $12 million improvement in Fresh Cut segment operating income compared to the second quarter 2005. The improvement in pro forma results was driven by a 10 percent increase in volume and a 6 percent increase in net revenue per case in retail value-added salads, continuing improvements in foodservice and fresh-cut fruit operations, and the achievement of acquisition synergies and other cost savings, partially offset by higher industry costs. The pro forma segment results for the second quarter of 2005 may not be indicative of what the actual results would have been had the acquisition been completed on the date assumed or the results that may be achieved in the future.

CONFERENCE CALL

A conference call to discuss second quarter 2006 results will begin at 4:30 p.m. EDT today and will be available via webcast at www.chiquita.com. Toll-free telephone access will be available by dialing 1-888-802-2268 in the United States and +913-312-1271 from other locations. An audio replay of the call will also be available until Aug. 11, 2006. To access, dial 1-888-203-1112 from the United States and +719-457-0820 from international locations and enter the access code 8367146. An audio webcast of the call will be available at www.chiquita.com until Aug. 18, 2006; after that date, a transcript of the call will be available on the web site for 12 months.

Chiquita Brands International, Inc. (www.chiquita.com) is a leading international marketer and distributor of high-quality fresh and value-added produce, which is sold under the Chiquita® premium brand, Fresh Express® and other related trademarks. The company is one of the largest banana producers in the world and a major supplier of bananas in Europe and North America. In June 2005, Chiquita acquired Fresh Express, the U.S. market leader in value-added salads, a fast-growing food category for grocery retailers, foodservice providers and quick-service restaurants.

•  •  •

This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chiquita, including the impact of the 2006 conversion to a tariff-only banana import regime in the European Union; unusual weather conditions; industry and competitive conditions; financing; the customary risks experienced by global food companies, such as the impact of product and commodity prices, currency exchange rate fluctuations, government regulations, labor relations, taxes, crop risks, political instability and terrorism; and the outcome of pending governmental investigations and claims involving the company.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and the company undertakes no obligation to update any such statements. Additional information on factors that could influence Chiquita’s financial results is included in its SEC filings, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

CHIQUITA BRANDS INTERNATIONAL, INC.

CONSOLIDATED INCOME STATEMENT1

(Unaudited - in millions, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net sales	$1,228.7	$1,019.4	$2,382.3	$1,951.3

Operating expenses
Cost of sales	1,060.5	854.3	2,053.2	1,605.7
Selling, general and administrative	104.7	82.0	207.4	159.7
Depreciation	19.6	11.4	38.4	22.3
Amortization	2.4	0.1	4.8	0.1
Equity in earnings of investees	(3.9)	(3.0)	(6.2)	(4.8)

	1,183.3	944.8	2,297.6	1,783.0

Operating income	45.4	74.6	84.7	168.3
Interest income	1.8	3.4	3.6	5.3
Interest expense	(20.5)	(7.9)	(40.8)	(15.4)
Other income (expense), net[2]	—	(2.0)	—	(2.0)

Income before taxes	26.7	68.1	47.5	156.2
Income taxes	(3.8)	(4.5)	(5.1)	(6.0)

Net income	$22.9	$63.6	$42.4	$150.2

Basic earnings per share	$0.54	$1.52	$1.01	$3.64
Diluted earnings per share	0.54	1.36	1.00	3.29

Shares used to calculate basic earnings per share	42.1	41.7	42.0	41.3
Shares used to calculate diluted earnings per share[3]	42.6	46.9	42.5	45.7

[1]	The company’s Consolidated Income Statement includes the operations of Fresh Express and interest expense on the acquisition financing since the June 28, 2005, acquisition date.
[2]	Other income (expense) for the quarter and six months ended June 30, 2005, includes $3 million of financing fees, partially offset by a $1 million gain on the sale of Seneca preferred stock.
[3]	Includes the dilutive effect of outstanding warrants and stock options, based on the treasury stock method, and the dilutive effect of restricted stock awards.

Quarterly results are subject to significant seasonal variations and are not necessarily indicative of the results of operations for a full fiscal year.

Exhibit A:

CHIQUITA BRANDS INTERNATIONAL, INC.

OPERATING STATISTICS – SECOND QUARTER1

(Unaudited - in millions, except for percentages and exchange rates)

	Quarter Ended June 30,		Percent Change Favorable (Unfavorable) vs. 2005
	2006	2005
Net sales by segment
Bananas	$511.6	$571.2	(10.4)%
Fresh Select	384.6	408.5	(5.9)%
Fresh Cut[1]	314.1	21.0	*
Other	18.4	18.7	(1.6)%

Total net sales	1,228.7	1,019.4	20.5%

Segment operating income (loss)
Bananas	$25.7	$72.9	(64.7)%
Fresh Select	3.2	4.3	(25.6)%
Fresh Cut[1]	17.4	(2.9)	*
Other	(0.9)	0.3	n/a

Total operating income	45.4	74.6	(39.1)%

Operating margin by segment
Bananas	5.0%	12.8%	(7.8 pts )
Fresh Select	0.8%	1.1%	(0.3 pts )
Fresh Cut[1]	5.5%	(13.8)%	*

SG&A as a percent of sales	8.5%	8.0%	(0.5 pts )

Company banana sales volume
(40 lb. boxes)
Core European Markets[2]	14.2	14.4	(1.4)%
Trading Markets[3]	1.1	1.9	(42.1)%
North America	14.7	16.0	(8.1)%
Asia and the Middle East[4]	5.5	4.9	12.2%

Total	35.5	37.2	(4.6)%

Fresh Express retail value-added salad sales volume[5]
(12-count cases)	17.3	15.8	9.5%

Euro average exchange rate, spot
(dollars per euro)	$1.25	$1.26	(0.8)%

Euro average exchange rate, hedged
(dollars per euro)	$1.21	$1.24	(2.4)%

[1]	The results for the quarter ended June 30, 2006, include the operations of Fresh Express. The results for the quarter ended June 30, 2005, include the operations of Fresh Express only from the June 28, 2005, acquisition date.
[2]	The 25 countries of the European Union, Switzerland, Norway and Iceland.
[3]	Other European and Mediterranean countries not listed above.
[4]	The company primarily operates through joint ventures in this region.
[5]	These results include volumes sold prior to June 28, 2005, when Fresh Express was not owned by Chiquita.
*	Not comparable due to the Fresh Express acquisition.

Exhibit A (continued):

CHIQUITA BRANDS INTERNATIONAL, INC.

OPERATING STATISTICS – SIX MONTHS1

(Unaudited - in millions, except for percentages and exchange rates)

	Six Months Ended June 30,		Percent Change Favorable (Unfavorable) vs. 2005
	2006	2005
Net sales by segment
Bananas	$994.5	$1,091.6	(8.9)%
Fresh Select	749.1	805.1	(7.0)%
Fresh Cut[1]	604.8	23.3	*
Other	33.9	31.3	8.3%

Total net sales	2,382.3	1,951.3	22.1%

Segment operating income (loss)
Bananas	$49.0	$159.8	(69.3)%
Fresh Select	8.8	14.3	(38.5)%
Fresh Cut[1]	28.5	(5.6)	*
Other	(1.6)	(0.2)	n/a

Total operating income	84.7	168.3	(49.7)%

Operating margin by segment
Bananas	4.9%	14.6%	(9.7 pts )
Fresh Select	1.2%	1.8%	(0.6 pts )
Fresh Cut[1]	4.7%	(24.0)%	*

SG&A as a percent of sales	8.7%	8.2%	(0.5 pts )

Company banana sales volume
(40 lb. boxes)
Core European Markets[2]	28.2	29.8	(5.4)%
Trading Markets[3]	2.1	2.3	(8.7)%
North America	28.4	30.6	(7.2)%
Asia and the Middle East[4]	10.8	8.9	21.3%

Total	69.5	71.6	(2.9)%

Fresh Express retail value-added salad sales volume[5]
(12-count cases)	33.3	30.4	9.5%

Euro average exchange rate, spot
(dollars per euro)	$1.23	$1.28	(3.9)%

Euro average exchange rate, hedged
(dollars per euro)	$1.19	$1.26	(5.6)%

[1]	The results for the six months ended June 30, 2006, include the operations of Fresh Express. The results for the six months ended June 30, 2005, include the operations of Fresh Express only from the June 28, 2005, acquisition date.
[2]	The 25 countries of the European Union, Switzerland, Norway and Iceland.
[3]	Other European and Mediterranean countries not listed above.
[4]	The company primarily operates through joint ventures in this region.
[5]	These results include volumes sold prior to June 28, 2005, when Fresh Express was not owned by Chiquita.
*	Not comparable due to the Fresh Express acquisition.

Exhibit B:

CHIQUITA AVERAGE BANANA PRICES AND VOLUME

YEAR-OVER-YEAR PERCENTAGE CHANGE

2006 vs. 2005

(Unaudited)

	Pricing		Volume
Region	Q2	YTD	Q2	YTD
Core European Markets[1]
U.S. Dollar basis[2]	(14)%	(10)%	(1)%	(5)%
Local Currency	(13)%	(6)%
Trading Markets[3]
U.S. Dollar basis	18%	22%	(42)%	(9)%

North America	9%	5%	(8)%	(7)%

Asia and the Middle East[4]
U.S. Dollar basis[5]	(2)%	(4)%	12%	21%

[1]	The 25 countries of the European Union, Switzerland, Norway and Iceland
[2]	Prices on a U.S. dollar basis do not include the impact of hedging
[3]	Other European and Mediterranean countries not listed above
[4]	The company primarily operates through joint ventures in this region
[5]	Since the majority of the company’s business in this region is now invoiced in U.S. dollars, the company does not provide the local currency equivalent

FRESH EXPRESS RETAIL VALUE-ADDED SALADS

NET REVENUE PER CASE AND VOLUME

YEAR-OVER-YEAR PERCENTAGE CHANGE 6

2006 vs. 2005

(Unaudited)

	Net Revenue Per Case		Volume
Region	Q2	YTD	Q2	YTD
North America	6%	6%	10%	10%

[6]	These results include net revenues and volumes sold prior to June 28, 2005, when Fresh Express was not owned by Chiquita.

Exhibit C:

EUROPEAN CURRENCY

YEAR-OVER-YEAR CHANGE - FAVORABLE (UNFAVORABLE)

2006 vs. 2005

(Unaudited - in millions)

	Q2	YTD
Currency Impact (Euro/Dollar)
Revenue	$(1)	$(25)
Local Costs	1	7
Hedging[1]	(2)	(2)
Balance sheet translation[2]	15	22

Net European currency impact	$13	$2

[1]	Hedging costs in the second quarter 2006 were $6 million compared to $4 million in the second quarter 2005. Hedging costs for the YTD 2006 were $10 million compared to $8 million for the YTD 2005.
[2]	Balance sheet translation was a gain of $1 million in the second quarter 2006, compared to a loss of $14 million in the second quarter 2005. Balance sheet translation for the YTD 2006 was a gain of $1 million compared to a loss of $21 million for the YTD 2005.

Exhibit D:

CHIQUITA BRANDS INTERNATIONAL, INC.

DEBT SCHEDULE - SECOND QUARTER 2006

(Unaudited - in millions)

	March 31, 2006	Additions		Payments, Other Reductions		June 30, 2006
Parent Company
7 1/2% Senior Notes	$250.0	$—		$—		$250.0
8 7/8% Senior Notes	225.0	—		—		225.0

Subsidiaries
Chiquita Brands L.L.C. facility
Term Loan B	24.5	—		(0.1)		24.4
Term Loan C	372.2	—		(0.9)		371.3
Revolver	27.0	—		(27.0	) (a)	—

Shipping	111.9	4.0	(b)	(8.6)		107.3

Other	13.6	0.1		—		13.7

Total Debt	$1,024.2	$4.1		$(36.6)		$991.7

DEBT SCHEDULE – YEAR-TO-DATE 2006

(Unaudited - in millions)

	Dec. 31, 2005	Additions		Payments, Other Reductions		June 30, 2006
Parent Company
7 1/2% Senior Notes	$250.0	$—		$—		$250.0
8 7/8% Senior Notes	225.0	—		—		225.0

Subsidiaries
Chiquita Brands L.L.C. facility
Term Loan B	24.6	—		(0.2)		24.4
Term Loan C	373.1	—		(1.8)		371.3
Revolver	—	27.0	(a)	(27.0	)(a)	—

Shipping	111.4	5.7	(b)	(9.8)		107.3

Other	13.0	1.0		(0.3)		13.7

Total Debt	$997.1	$33.7		$(39.1)		$991.7

(a)	In the first quarter 2006, the company borrowed $27 million for seasonal working capital requirements under its revolving credit facility. The company repaid these revolver borrowings in the second quarter 2006.
(b)	Represents the exchange impact on euro-denominated debt.